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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-121670) pertaining to the 2004 Stock Incentive Plan of Foundation Coal Holdings, Inc., of our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of RAG American Coal Holding, Inc. for the period from January 1, 2004 through July 29, 2004 (date of sale) and our report dated March 29, 2005, with respect to the consolidated financial statements and schedule of Foundation Coal Holdings, Inc. (Successor in interest to Foundation Coal Holdings, LLC) for the period from February 9, 2004 (date of formation) through December 31, 2004, both included in Foundation Coal Holdings, Inc.'s Annual Report (Form 10-K).

                      /s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 29, 2005

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Consent of Independent Registered Public Accounting Firm